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                                                                     EXHIBIT 3.1

                                                               EXECUTION VERSION

                  AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                           HOLLY ENERGY PARTNERS, L.P.

      THIS AMENDMENT NO. 2 TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOLLY ENERGY PARTNERS, L.P. (this "Amendment"), dated as of July 6, 2005, is entered into and effectuated by HEP Logistics Holdings, L.P., a Delaware limited partnership, as the General Partner, pursuant to authority granted to it in Section 13.1(d)(i) of the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated as of July 13, 2004, as amended (the "Partnership Agreement"). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

      WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may amend any provision of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect; and

      WHEREAS, acting pursuant to the power and authority granted to it under
Section 13.1(d)(i) of the Partnership Agreement, the General Partner has determined that the following amendment to the Partnership Agreement does not adversely affect the Limited Partners (including any particular class of Partnership Interests) in any material respect.

      NOW, THEREFORE, it is hereby agreed as follows:

A.    Amendment. The Partnership Agreement is hereby amended as follows:

      Section 7.11 is hereby amended and restated in its entirety as follows:

      7.11 Purchase or Sale of Partnership Securities. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities; provided that, except as permitted pursuant to Section 4.10, the General Partner may not cause any Group Member to purchase Subordinated Units during the Subordination Period. Such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

                  AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                           HOLLY ENERGY PARTNERS, L.P.

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C. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

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                  AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                           HOLLY ENERGY PARTNERS, L.P.

                                       2

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      IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                               HEP LOGISTICS HOLDINGS, L.P.

                               By:    HOLLY LOGISTIC SERVICES, L.L.C.,
                                      its General Partner

                               By:    /s/ Stephen J. McDonnell
                                      ------------------------------------------
                               Name:  Stephen J. McDonnell
                               Title: Vice President and Chief Financial Officer

                                 SIGNATURE PAGE
                  AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                           HOLLY ENERGY PARTNERS, L.P.